Exhibit 99.04

                        INTEGRATED HEALTH SERVICES, INC.

                        Assistant Secretary's Certificate



         I, Leslie A. Glew, Assistant Secretary of Integrated Health Services, Inc., a Delaware corporation (the "Corporation"), do hereby certify that set forth below is a true and correct copy of a resolution, duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on April 18, 1996 at which a quorum was present, in connection with the Corporation's
Registration Statement on Form S-4 (No. 333-12685) (the "Registration Statement") and any amendment(s) or post-effective amendment(s) thereto, pertaining to the authorization of the name of officers signing the Registration Statement or any amendment(s) or post-effective amendment(s) thereto to be signed pursuant to a power of attorney, and that such resolution has not been rescinded or modified and is still in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 24th day of July, 1997.



                                            /s/ Leslie A. Glew
                                            -----------------------------------
                                            Leslie A. Glew, Assistant Secretary


                  "RESOLVED, that the officers and directors of the Company who are required to execute the Registration Statement be, and they hereby are, and each of them hereby is, authorized to execute and deliver a power-of-attorney appointing Robert N. Elkins, Lawrence A. Cirka, W. Bradley Bennett and Eleanor Harding to be the attorneys-in-fact and agents with full power of substitution and resubstitution, for each of such directors and officers and in their name, place and stead, in any and all capacities, to sign any amendment(s) to the Registration Statement, including any post-effective amendment(s), to file the same with the Commission and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto."